UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2005

COSINE COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30715	94-3280301
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

560 S. Winchester Blvd., Suite 500
San Jose, California 95128
(Address of principal executive offices) (Zip Code)

(408) 236-7518
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 6, 2005, CoSine Communications, Inc. (the “Company”) received a Nasdaq Staff Determination indicating that the Company fails to comply with the requirements for continued listing set forth in Marketplace Rule(s) 4300 and 4330(a)(3), and that its securities will be delisted from The Nasdaq National Market effective as of the opening of business on June 15, 2005. The Company has not determined what, if any, action or response the Company intends to take in response to the Nasdaq Staff Determination.

On June 9, 2005, the Company issued a press release announcing its receipt of the Nasdaq Staff Determination.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press Release, dated June 9, 2005, of CoSine Communications, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

June 10, 2005	By:	/s/ Terry Gibson
Terry Gibson,
Chief Executive Officer, Chief Financial Officer and Secretary (Principal Executive, Financial and Accounting Officer and Duly Authorized Officer)

2

INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Press Release, dated June 9, 2005, of CoSine Communications, Inc.